CAPITAL INCOME BUILDER, INC.

ARTICLES SUPPLEMENTARY
INCREASING AUTHORIZED STOCK
AS AUTHORIZED BY SECTION 2-105(c) OF
THE MARYLAND GENERAL CORPORATION LAW

Capital Income Builder, Inc., a Maryland corporation (the "Corporation") having its principal address at 300 East Lombard Street, Baltimore, Maryland 21202, hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

FIRST:      In accordance with Section 2-105(c) of the Maryland General Corporation Law, the Board of Directors has increased the authorized Capital Stock of the corporation to three billion shares of common stock; par value $0.01.

SECOND:      The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

THIRD:       (a) As of immediately before the increase the total number of shares of stock of all classes which the Corporation had authority to issue was 2,000,000,000 shares of common stock, par value $0.01.

(b)  As increased the total number of shares of stock of all classes which the Corporation has authority to issue is 3,000,000,000 shares of common stock, par value $0.01.

(c)  The aggregate par value of all shares having a par value was $20,000,000 before the increase and $30,000,000 as increased.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its President and its corporate seal to be hereto affixed and attested to by its Secretary on this 10th day of March, 2008.

ATTEST:	Capital Income Builder, Inc.

By: /s/ Vincent P. Corti	By: /s/ Joyce E. Gordon
Vincent P. Corti	Joyce E. Gordon
Secretary	President

[SEAL]

THE UNDERSIGNED, the President of Capital Income Builder, Inc., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Articles of Incorporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to the Articles of Incorporation to be the corporate act of said Corporation, and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under penalty of perjury.

Dated: March 10, 2008	By: /s/ Joyce E. Gordon
Joyce E. Gordon
President

CAPITAL INCOME BUILDER, INC.

ARTICLES SUPPLEMENTARY

Capital Income Builder, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:     (a) The Board of Directors of the Corporation has amended the name of the previously designated “Class F” shares and “Class 529-F” shares to be “Class F-1” shares and “Class 529-F-1” shares, respectively.  All references to Class F shares and Class 529-F shares in the Corporations charter (the “Charter”) shall henceforth reference Class F-1 shares and Class 529-F-1 shares, respectively.

   (b)  The Board of Directors of the Corporation has divided and further classified the authorized but unissued shares common stock of the Corporation, par value $1.00 per share, into 1 additional class, designated “Class F-2”.  The remaining shares of common stock, including the shares currently issued and outstanding, shall consist of the previously designated Class A, Class B, Class C, Class F-1, Class R-1, Class R-2, Class R-3, Class R-4, Class R-5, Class 529-A, Class 529-B, Class 529-C, Class 529-E and Class 529-F-1 shares.  The authorized shares of each such class of common stock shall consist of the sum of (x) the outstanding shares of that class and (y) one-fifteenth (1/15) of the authorized but unissued shares of all classes of common stock; provided however, that in the event application of the above formula would result, at the time, in fractional shares of one or more classes, the number of authorized shares of each such class shall be rounded down to the nearest whole number of shares; and provided, further, that at all times the aggregate number of authorized Class A, Class B, Class C, Class F-1, Class F-2, Class R-1, Class R-2, Class R-3, Class R-4, Class R-5, Class 529-A, Class 529-B, Class 529-C, Class 529-E and Class 529-F-1 shares of common stock shall not exceed the authorized number of shares of common stock (i.e., 3,000,000,000 shares) until changed by action of the Board of Directors in accordance with Section 2-208.1 of the Maryland General Corporation Law.

(c)  The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Class A, Class B, Class C, Class F-1, Class R-1, Class R-2, Class R-3, Class R-4, Class R-5, Class 529-A, Class 529-B, Class 529-C, Class 529-E and Class 529-F-1 shares are set forth in the Charter of the Corporation.  The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Class F-2 shares of the Corporation are set forth below.

SECOND:  Except to the extent provided otherwise by the Charter of the Corporation, all classes of shares of the Corporation shall represent an equal proportionate interest in the assets of the Corporation (subject to the liabilities of the Corporation) and each share shall have identical voting, dividend, liquidation and other rights; provided, however, that notwithstanding anything in the Charter of the Corporation to the contrary:

(i)  Each class of shares of the Corporation may be issued and sold subject to different sales loads or charges, whether initial, deferred or contingent, or any combination thereof, as may be established from time to time by the Board of Directors in accordance with the Investment Company Act of 1940, as amended, and applicable rules and regulations of self-regulatory organizations and as shall be set forth in the applicable prospectus for the shares;

(ii)  Expenses, costs and charges which are determined by or under the supervision of the Board of Directors to be attributable to the shares of a particular class may be charged to that class and appropriately reflected in the net asset value of, and/or dividends payable on, the shares of that class; and

(iii)  Subject to the provisions in the Charter of the Corporation pertaining to the exchange rights of Class B, Class C and Class 529-B shares, each class of shares of the Corporation may have such different exchange rights as the Board of Directors shall provide in compliance with the Investment Company Act of 1940.

THIRD:  The foregoing amendment to the Charter of the Corporation does not increase the authorized capital stock of the Corporation.

FOURTH:  The aforesaid shares have been duly classified by the Board of Directors pursuant to authority and power contained in the Charter of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Principal Executive Officer and attested by its Secretary on this 23rd day of May, 2008.

CAPITAL INCOME BUILDER, INC.

By:     /s/ Catherine M. Ward
Catherine M. Ward
Principal Executive Officer

ATTEST:

By:    /s/ Vincent P. Corti
Vincent P. Corti
Secretary

The undersigned, Principal Executive Officer of Capital Income Builder, Inc. who executed on behalf of said Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles Supplementary to be the corporate act of the Corporation and hereby certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Catherine M. Ward
Catherine M. Ward
Principal Executive Officer

CERTIFICATE OF CORRECTION

OF

CAPITAL INCOME BUILDER, INC.

THIS IS TO CERTIFY THAT:

FIRST:                      The title of the document being corrected hereby is Articles Supplementary (the "Articles").

SECOND:                  The sole party to the Articles is Capital Income Builder, Inc., a Maryland corporation (the "Corporation").

THIRD:                      The Articles were filed with the State Department of Assessments and Taxation of Maryland on May 23, 2008.

FOURTH:                  The provision of the Articles which is to be corrected hereby is the first sentence of Article FIRST (b):

    (b)  The Board of Directors of the Corporation has divided and further classified the authorized but unissued shares common stock of the Corporation, par value $1.00 per share, into 1 additional class, designated “Class F-2”.

FIFTH:                      The first sentence of Article FIRST (b) as corrected hereby is as set forth below:

(b) The Board of Directors of the Corporation has divided and further classified the authorized but unissued shares common stock of the Corporation, par value $.01 per share, into 1 additional class, designated “Class F-2”.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have signed this Certificate of Correction and acknowledge the same to be their acts on this 18th day of June, 2008.

CAPITAL INCOME BUILDER, INC.

By:        /s/ Catherine M. Ward___________
Catherine M. Ward
Principal Executive Officer

By:       /s/ Vincent P. Corti_____________
Vincent P. Corti
Secretary